Exhibit 10.16

To	Thursday, September 26, 2019.

Attn:

Re:	Waiver Letter Regarding Conversion of Series A Shares

Ladies and Gentlemen:

Reference is made to that certain Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock, as amended (the “Designation”) of NanoViricides, Inc., a Nevada corporation (the “Company”). Capitalized terms used but not defined in this letter (this “Waiver Letter”) shall have the meanings assigned to such terms in the Designator.

1.                 Waiver Provision. Section 5 of the Designation provides that the Holder may convert their Shares of Series A Preferred Stock, at the Conversion Rate, upon a “Change of Control” of the Company as defined in the Certificate of Designation of Series A stock.

2.                 Waiver. Holder hereby agrees to waive any and all conversion rights in the Designation until the earlier of: (a) December 31, 2019, or (b) the date the Company amends its Articles of incorporation to increase its authorized number of shares of Common Stock to not less than 150,000,000 shares (the “Authorized Increase”).

3.                 Company Covenants, Representations and Warranties.

a.                 The Company shall use its best efforts to obtain shareholder approval for the Authorized Increase on or before December 31, 2019 pursuant to a duly called meeting at which the Board would recommend such approval. The Company hereby represents and warrants that the Board has approved such Authorized Increase and the taking of all actions necessary or advisable to implement this Waiver, and has determined that a simple majority in interest of the vote of all shareholders is sufficient to satisfy the shareholder vote requirements for the Authorized Increase under applicable law or otherwise. Such approval shall not be amended or rescinded without Holder’s approval.

b.                 While this waiver of conversion rights by the Holder is in effect, the Company shall not engage into any acts or events that would trigger a conversion under the Certificate of Designation of Series A shares without consent of the Holder.

c.                 While this waiver of conversion rights by the Holder is in effect, the Company shall not engage into any act or acts, or enable any events, that may have the effect of amending, modifying, changing, or canceling the Certificate of Designation of Series A shares.

d.                 In the event that the Company does not increase its authorized number of shares of Common Stock to not less than 150,000,000 shares (the “Authorized Increase”) on or before December 31, 2019, without limitation of any other remedies available to Holder, the Company shall if requested by Holder negotiate promptly and in good faith with the Holder to replace the Series A certificates with instruments of at least equal value, such value to be estimated as though there was no waiver in effect and as though the Company had performed the Authorized Increase.

4.                 Acknowledgement. Except as expressly modified and superseded by this Amendment, the terms and provisions of this Waiver Letter and any instruments executed in connection therewith are hereby ratified and confirmed and shall continue in full force and effect.

a.                 Choice of Law. This Waiver Letter (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Nevada.

5.                 Counterparts. This Waiver Letter may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Waiver Letter by electronic mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[ Signature Page to Follow]

If the foregoing correctly states your understanding with respect to the matters stated in this Waiver Letter, please acknowledge by signing in the space provided below.

Company:
NANOVIRICIDES, INC.

By:
Name:
Title:

Holder:
THERACOUR PHARMA, INC.

By:
Name:
Title: